CERTIFICATE OF INSURANCE

This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that person's or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:
Logistics Air Inc.
564 Wedge Lane
Fernley, NV 89408

NAMED INSURED:
Baltia Air Lines, Inc.
Building 151, Room 361
JFK International Airport
Jamaica, NY 11430

Coverage confirmed below is solely with respect to the Aircraft Engine Lease Agreement between Logistic Air, Inc. and Baltia Airlines Inc. effective December 2009 for Engine Serial Numbers 685697, 662428, 662816, 662842.

COVERAGE:
- *Aircraft Hull Coverage, including war perils.*
- *Aircraft and Airport Premises Liability including contractual and war liabilities,*

AIRCRAFT:
- *B747-200 N706BL Agreed Value $5,000,000.*

LIMITS OF LIABILITY:
- *Aircraft Liability $10,000,000. Combined Single Limit Each Occurrence excluding passengers*

POLICY PERIOD: *12:01 A.M. June 15, 2014 to 12:01 A.M. September 13, 2015*

INSURERS & POLICY NUMBERS: *See attached schedule*

ADDITIONAL AGREEMENTS:
- *See attached addendum*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 07
Date of Issue: August 5, 2015

Marie Fini

Authorized Representative ***Marie Fini***
Aviation Risk Management Associates, Inc.
377 W. Virginia Street, Crystal Lake IL 60014
Phone: 815-356-8811 Fax:815-356-8822

SPECIAL PROVISIONS APPLICABLE:

A. In regard to Aircraft Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against the certificate holder.

B. In regard to Airline Liability Insurance, Insurers agree:

(1) To include Logistic Air Inc. as an additional insured and Lessor in accordance with Customer's undertaking in the agreement referenced above. Therefore, loss, if any, under the physical damage coverages referenced shall also be made payable to the Logistics Air Inc.

(2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of the certificate holder;

(3) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.

C. In regard to all of the above referenced policies:

(1) The certificate holder will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

(2) If a policy is canceled, or any substantial change is made in the coverage which affects the interests of the certificate holder, such cancellation, change or lapse shall not be effective as to the certificate holder for thirty (30) days, (10) days in the event of non- payment and in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry.

X Marie Fini

Marie Fini
Account Manager

BALTIA AIRLINES INC.
Aircraft Hull & Liability
Policy Term: June 15, 2014-June 15, 2015

Schedule of Security

Insurance Company	Policy No.
Underwriters at Lloyds and Various Insurance Companies	AVNPE 1400137
Starr Surplus Lines Insurance Company	SASLAMR63621714-01
Ironshore Specialty Insurance Company	IHM100188-01
XL Insurance Specialty	UA00009913AV14A
Great American Insurance Company	QS2406128-00